UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LIBERATED SYNDICATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 28, 2017

On May 15, 2017, Liberated Syndication, Inc. (the “Company”) made available to the shareholders its proxy statement (the “Proxy Statement”) regarding the Company’s annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m., E.D.T, on June 28, 2017 at the West Palm Beach Marriott, 1001 Okeechobee Boulevard, West Palm Beach, FL 33401. This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it.

As described in the Proxy Statement, the presence of at least a majority of all of our shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Based on the tabulation report as of June 16, 2017, approximately 36.28% of the shares of common stock issued and outstanding as of the record date and entitled to vote at the Annual Meeting had been voted by proxy. Unless a beneficial holder provides voting instructions to a broker holding shares on its/his/her behalf, the broker may no longer use discretionary authority to vote the shares on any of the matters to be considered at the Annual Meeting.

To assure that the Annual Meeting can be held by June 28, 2017, the Company’s board of directors has approved the amendment to the Company’s Bylaws to reduce the quorum from a majority to one-third of the stock of the Company outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy.

The record date remains May 1, 2017. The purposes for which the Annual Meeting is being held remain the same as those listed in the Company’s Notice of Annual Meeting of Stockholders of May 15, 2017 and the Proxy Statement.